                              AMENDED AND RESTATED

                                     BYLAWS

                                       OF

                               COBALT CORPORATION
                            (a Wisconsin corporation)

                              AMENDED AND RESTATED

                                     BYLAWS

                                       OF

                               COBALT CORPORATION
                            (a Wisconsin corporation)


                               ARTICLE I. OFFICES

     1.01. PRINCIPAL AND BUSINESS OFFICES. The corporation may have such principal and other business offices, either within or without the State of Wisconsin, as the Board of Directors may designate or as the business of the corporation may require from time to time.

     1.02. REGISTERED OFFICE. The registered office of the corporation required by the Wisconsin Business Corporation Law to be maintained in the State of Wisconsin may be, but need not be, identical with the principal office in the State of Wisconsin, and the address of the registered office may be changed from time to time by the Board of Directors or by the registered agent. The business office of the registered agent of the corporation shall be identical to such registered office.


                            ARTICLE II. SHAREHOLDERS

     2.01. ANNUAL MEETING. The Annual Meeting of the shareholders shall be held at the principal office of the Corporation in the City of Milwaukee, Milwaukee County, Wisconsin, unless the Board of Directors shall designate another location either within or without the State of Wisconsin. The Annual Meeting shall take place on the last Wednesday of May each year or at such other time and date as may be fixed by or under the authority of the Board of Directors. If the day fixed for the Annual Meeting shall be a legal holiday in the State of Wisconsin, such meeting shall be held on the next succeeding business day. At such meeting the Shareholders shall elect Directors and transact such other business as shall lawfully come before them.

     2.02. SPECIAL MEETINGS. Special meetings of shareholders may be called only by the Chairman of the Board, the President, an Independent Board Majority (as defined in Section 4.B.3 of Article III of the Articles of Incorporation), or any other party specifically mandated by the Wisconsin Business Corporation Law. The Chairman of the Board, the President, or an Independent Board Majority, as the case may be, shall have the right to determine the business to be transacted at any special meeting and no issue or matter may be acted upon by any shareholders at any special meeting unless such issue or matter has been approved by the Board of Directors for vote by shareholders at such meeting, unless Wisconsin law specifically authorizes such action by the shareholders without the assent of the Board of Directors.

     2.03. PLACE OF MEETING. The Board of Directors may designate any place, either within or without the State of Wisconsin, as the place of meeting for any annual or special meeting of shareholders. If no designation is made, the place of meeting shall be the principal office of the Corporation. Any meeting may be adjourned to reconvene at any place designated by vote of a majority of the shares represented thereat.

     2.04. NOTICE OF MEETING. Written notice stating the date, time and place of any meeting of shareholders and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten days nor more than sixty days before the date of the meeting (unless a different time is provided by the Wisconsin Business Corporation Law or the Articles of Incorporation), either personally or by mail, by or at the direction of the President or the Secretary, to each shareholder of record entitled to vote at such meeting and to such other persons as required by the Wisconsin Business Corporation Law. If mailed, such notice shall be deemed to be effective when deposited in the United States mail, addressed to the shareholder at his or her address as it appears on the stock record books of the Corporation, with postage thereon prepaid. If an annual or special meeting of shareholders is adjourned to a different date, time or place, the Corporation shall not be required to give notice of the new date, time or place if the new date, time or place is announced at the meeting before adjournment; PROVIDED, HOWEVER, that if a new record date for an adjourned meeting is or must be fixed, the Corporation shall give notice of the adjourned meeting to persons who are shareholders as of the new record date.

     2.05. WAIVER OF NOTICE. A shareholder may waive any notice required by the Wisconsin Business Corporation Law, the Articles of Incorporation or these Bylaws before or after the date and time stated in the notice. The waiver shall be in writing and signed by the shareholder entitled to the notice, contain the same information that would have been required in the notice under applicable provisions of the Wisconsin Business Corporation Law (except that the time and place of meeting need not be stated) and be delivered to the Corporation for inclusion in the corporate records. A shareholder's attendance at a meeting, in person or by proxy, waives objection to all of the following: (a) lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting or promptly upon arrival objects to holding the meeting or transacting business at the meeting; and (b) consideration of a particular matter at the meeting that is not within the purpose described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

     2.06. FIXING OF RECORD DATE. The Board of Directors may fix in advance a date as the record date for the purpose of determining shareholders entitled to notice of and to vote at any meeting of shareholders, shareholders entitled to take any other action, or shareholders for any other purpose. Such record date shall not be more than seventy days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If no record date is fixed by the Board of Directors or by the Wisconsin Business Corporation Law for the determination of shareholders entitled to notice of and to vote at a meeting of shareholders, the record date shall be the close of business on the day before the first notice is given to shareholders. Except as provided by the Wisconsin Business Corporation Law for a court-ordered adjournment, a


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

determination of shareholders entitled to notice of and to vote at a meeting of shareholders is effective for any adjournment of such meeting unless the Board of Directors fixes a new record date, which it shall do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting. The record date for determining shareholders entitled to a distribution (other than a distribution involving a purchase, redemption or other acquisition of the Corporation's shares) or a share dividend is the date on which the Board of Directors authorized the distribution or share dividend, as the case may be, unless the Board of Directors fixes a different record date.

     2.07. SHAREHOLDERS LIST FOR MEETINGS. After a record date for a special or annual meeting of shareholders has been fixed, the Corporation shall prepare a list of the names of all of the shareholders entitled to notice of the meeting. The list shall be arranged by class or series of shares, if any, and show the address of and number of shares held by each shareholder. Such list shall be available for inspection by any shareholder, beginning two business days after notice of the meeting is given for which the list was prepared and continuing to the date of the meeting, at the Corporation's principal office or at a place identified in the meeting notice in the city where the meeting will be held. A shareholder or his or her agent may, on written demand, inspect and, subject to the limitations imposed by the Wisconsin Business Corporation Law, copy the list, during regular business hours and at his or her expense, during the period that it is available for inspection pursuant to this Section 2.07. The Corporation shall make the shareholders list available at the meeting and any shareholder or his or her agent or attorney may inspect the list at any time during the meeting or any adjournment thereof. Refusal or failure to prepare or make available the shareholders list shall not affect the validity of any action taken at a meeting of shareholders.

     2.08. QUORUM AND VOTING REQUIREMENTS.

     (a) Shares entitled to vote as a separate voting group as defined in the Wisconsin Business Corporation Law may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. Unless the Articles of Incorporation or the Wisconsin Business Corporation Law provide otherwise, a majority of the votes entitled to be cast on the matter by a voting group constitutes a quorum of that voting group for action on that matter. Once a share is represented for any purposes at a meeting, other than for the purpose of objecting to holding the meeting or transacting business at the meeting, it is considered present for purposes of determining whether a quorum exists, for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned or postponed meeting. If a quorum exists, action on a matter by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless the Articles of Incorporation or the Wisconsin Business Corporation Law require a greater number of affirmative votes. "Voting group" means: (a) All shares of one or more classes or series that under the Articles of Incorporation or the Wisconsin Business Corporation Law are entitled to vote and be counted together collectively on a matter at a meeting of shareholders; or (b) All shares that under the Articles of Incorporation or the Wisconsin Business Corporation Law are entitled to vote generally on a matter. Though less than a quorum of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

     (b) Each director shall be elected by a plurality of the votes cast by the shares entitled to vote in the election of directors at a meeting at which a quorum is present. Cumulative voting is not permitted with respect to the election of directors, and thus no shareholder entitled to vote in the election of directors shall have the right to cast as many votes in the aggregate as shall equal the number of votes held by the shareholder in the Corporation, multiplied by the number of directors to be elected at the election, for one candidate, or distribute them among two or more candidates.

     2.09. CONDUCT OF MEETING. The Chairman of the Board, or in the Chairman's absence, the President, and in his or her absence, a Vice President as is designated by the Board of Directors, shall call the meeting of the shareholders to order and shall act as chairman of the meeting, and the Secretary of the Corporation shall act as secretary of all meetings of the shareholders, but, in the absence of the Secretary, the presiding officer may appoint any other person to act as secretary of the meeting.

     2.10. PROXIES. At all meetings of shareholders, a shareholder entitled to vote may vote in person or by proxy. A shareholder may appoint a proxy to vote or otherwise act for the shareholder by signing an appointment form, either personally or by his or her attorney-in-fact. Such proxy appointment is effective when received by the Secretary before or at the time of the meeting. Unless otherwise provided in the appointment form of proxy, a proxy appointment may be revoked by the shareholder at any time before it is voted, either by written notice filed with the Secretary or the acting Secretary of the meeting or by oral notice given by the shareholder to the presiding officer during the meeting. The presence of a shareholder who has filed his or her proxy appointment shall not of itself constitute a revocation. No proxy appointment shall be valid after eleven months from the date of its execution, unless otherwise provided in the appointment form of proxy. The Board of Directors shall have the power and authority to make rules establishing presumptions as to the validity and sufficiency of proxy appointments.

     2.11. VOTING OF SHARES. Except as provided in the Articles of Incorporation or in the Wisconsin Business Corporation Law, each outstanding share, regardless of class, is entitled to one vote on each matter voted on at a meeting of shareholders.

     2.12. NO ACTION WITHOUT MEETING. No action required or permitted to be taken at any annual or special meeting of shareholders of the Corporation may be taken by written consent without a meeting of such shareholders.

     2.13. VOTING OF SHARES BY CERTAIN HOLDERS.



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     (a) OTHER CORPORATIONS. Shares standing in the name of another corporation may be voted either in person or by proxy, by the president of such corporation or any other officer appointed by such president. An appointment form of proxy executed by any principal officer of such other corporation or assistant thereto shall be conclusive evidence of the signer's authority to act, in the absence of express notice to the Corporation given in writing to the Secretary, or the designation of some other person by the board of directors or by the bylaws of such other corporation.

     (b) LEGAL REPRESENTATIVES AND FIDUCIARIES. Shares held by an administrator, executor, guardian, conservator, trustee in bankruptcy, receiver or assignee for creditors may be voted by him, her or it either in person or by proxy, without a transfer of such shares into his, her or its name, provided that there is filed with the Secretary before or at the time of meeting proper evidence of his, her or its incumbency and the number of shares held by him, her or it either in person or by proxy. An appointment form of proxy executed by a fiduciary shall be conclusive evidence of the signer's authority to act, in the absence of express notice to the Corporation, given in writing to the Secretary, that such manner of voting is expressly prohibited or otherwise directed by the document creating the fiduciary relationship.

     (c) PLEDGEES. A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred; provided, however, a pledgee shall be entitled to vote shares held of record by the pledgor if the Corporation receives acceptable evidence of the pledgee's authority to sign.

     (d) TREASURY STOCK AND SUBSIDIARIES. Neither treasury shares, nor shares held by another corporation if a majority of the shares entitled to vote for the election of directors of such other corporation is held by the Corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares entitled to vote, but shares of its own issue held by the Corporation in a fiduciary capacity, or held by such other corporation in a fiduciary capacity, may be voted and shall be counted in determining the total number of outstanding shares entitled to vote.

     (e) MINORS. Shares held by a minor may be voted by such minor in person or by proxy and no such vote shall be subject to disaffirmance or avoidance, unless prior to such vote the Secretary has received written notice or has actual knowledge that such shareholder is a minor. Shares held by a minor may be voted by a personal representative, administrator, executor, guardian or conservator representing the minor if evidence of such fiduciary status, acceptable to the Corporation, is presented.

     (f) INCOMPETENTS AND SPENDTHRIFTS. Shares held by an incompetent or spendthrift may be voted by such incompetent or spendthrift in person or by proxy and no such vote shall be subject to disaffirmance or avoidance, unless prior to such vote the Secretary has actual knowledge that such shareholder has been adjudicated an incompetent or spendthrift or


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actual knowledge of judicial proceedings for appointment of a guardian. Shares held by an incompetent or spendthrift may be voted by a personal representative, administrator, executor, guardian or conservator representing the minor if evidence of such fiduciary status, acceptable to the Corporation, is presented.

     (g) JOINT TENANTS. Shares registered in the names of two or more individuals who are named in the registration as joint tenants may be voted in person or by proxy signed by any one or more of such individuals if either (i) no other such individual or his or her legal representative is present and claims the right to participate in the voting of such shares or prior to the vote files with the Secretary a contrary written voting authorization or direction or written denial of authority of the individual present or signing the appointment form of proxy proposed to be voted, or (ii) all such other individuals are deceased and the Secretary has no actual knowledge that the survivor has been adjudicated not to be the successor to the interests of those deceased.

     2.14. SHAREHOLDER PROPOSALS.

     (a) Shareholders shall be entitled to submit proposals to be voted upon by shareholders at an annual meeting of the Corporation provided that they comply with the procedures set forth in this Section 2.14. Only those proposals which satisfy all requirements specified in this Section 2.14 shall be deemed "QUALIFIED SHAREHOLDER PROPOSALS."

     (b) In order for a proposal to constitute a "Qualified Shareholder Proposal," all of the following requirements must be satisfied:

         (1) The proposal must be made for submission at an annual meeting of shareholders;

         (2) The proposal must be a proper subject for shareholder action. The Board of Directors shall be entitled to determine that any proposal which the shareholder is not entitled to have included in the Corporation's proxy statement for the annual meeting under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), and the regulations issued by the Securities and Exchange Commission (which are collectively referred to herein as the "SEC PROXY RULES") is not a proper subject for shareholder action;

         (3) The proposal must be made by a shareholder who shall be the record holder on the record date for such annual meeting and at that meeting of shares entitled to be voted for the proposal (a "PROPOSING SHAREHOLDER");

         (4) The Proposing Shareholder must deliver a written notice identifying such proposal to the office of the Corporation's Corporate Secretary at the Corporation's principal place of business which provides the information


                                      -6-
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required by these Bylaws which is timely under the standards given in Section
3.04(e)(4) of these Bylaws;

         (5) Such Proposing Shareholder's proposal notice shall: (i) contain a description of the proposal, the reasons for the proposal and any material interest in such proposal by the Proposing Shareholder or the beneficial owner of the shareholder's record shares; (ii) contain an affirmation by the Proposing Shareholder that the shareholder satisfies the requirements specified in this
Section 2.14 for presentation of such proposal; and (iii) as to the Proposing Shareholder and the beneficial owner, if any, on whose behalf the proposal is made (x) the name and address of such Proposing Shareholder, as they appear on the Corporation's books, and of such beneficial owner and the telephone number at which each may be contacted during normal business hours through the time for which the meeting is scheduled, and (y) the class and number of shares of the Corporation which are owned beneficially and of record by such Proposing Shareholder and such beneficial owner; and

         (6) The Proposing Shareholder and the beneficial owner shall provide such other information as any officer of the Corporation shall reasonably deem relevant within such time limits as any officer of the Corporation shall reasonably impose for such information.

     (c) Nothing in these Bylaws shall be deemed to prohibit a shareholder from including any proposals in the Corporation's proxy statement to the extent such inclusion shall be required by the SEC Proxy Rules or to lessen any obligation by any shareholder to comply with the SEC Proxy Rules; PROVIDED, HOWEVER, that neither the fact that a shareholder's nominee qualifies as a Qualified Candidate (as defined in Section 3.04 of these Bylaws) nor the fact that a Proposing Shareholder's proposal qualifies as a Qualified Shareholder Proposal under this
Section 2.14 shall obligate the Corporation to endorse that candidate or proposal or (except to the extent required by the SEC Proxy Rules) to provide a means to vote on that proposal on proxy cards solicited by the Corporation or to include information about that proposal in the Corporation's proxy statement. To the extent this Section 2.14 shall be deemed by the Board of Directors or the Securities and Exchange Commission, or adjudged by a court of competent jurisdiction, to be inconsistent with the rights of shareholders to request inclusion of a proposal in the Corporation's proxy statement pursuant to the SEC Proxy Rules, the SEC Proxy Rules shall prevail.

     2.15 INVALIDITY. The Chairman of the Board, upon recommendation of the Secretary, may reject a vote, consent, waiver or proxy appointment, if the Secretary or other Officer or agent of the Corporation who is authorized to tabulate votes, acting in good faith, has reasonable doubt about the validity of the signature on it or about the signatory's authority to sign for the shareholder. The Corporation and its Officer or agent who accepts or rejects a vote, consent, waiver or proxy appointment in good faith and in accordance with the Wisconsin


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Business Corporation Law shall not be liable for damages to the shareholders for consequences of the acceptance or rejection.


                         ARTICLE III. BOARD OF DIRECTORS

     3.01. GENERAL POWERS AND NUMBER. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation managed under the direction of, the Board of Directors. The number of directors of the Corporation shall initially be nine (9) and thereafter such number as may be determined from time to time by an Independent Board Majority, provided that such number shall be no fewer than three (3) and no more than nine (9).

     3.02. DIVISION OF THE BOARD OF DIRECTORS INTO CLASSES. The Board of Directors shall be divided into three classes in accordance with the Articles of Incorporation. The positions within each class shall be the same in number as reasonably practicable. Directors within a given class shall be designated as the "Class of [Year]" with the entry for "Year" being the year in which the next triennial election for directors in that class is scheduled to occur.

     3.03 BOARD OF DIRECTORS' POWER TO ALTER THE NUMBER OF DIRECTORS AND THE SIZE OF CLASSES. The Board of Directors shall have the power (within the limitations prescribed by the Articles of Incorporation) by a resolution adopted by an Independent Board Majority at the time of such adoption to alter at any time and from time to time (i) the total number of directorship positions on the Board of Directors, and (ii) the number of directorship positions in any of the three classes of directors established by the Articles of Incorporation. Except as otherwise expressly provided in the Articles of Incorporation, from the adoption of any particular resolution in the manner provided in the preceding sentence until the adoption in the manner prescribed by the preceding sentence of any subsequent resolution altering the results of the particular resolution,
(i) the total number of directorship positions on the Board of Directors shall be equal to the number specified in the particular resolution, and (ii) the number of directorship positions in each of the three classes of directors established by the Articles of Incorporation shall be the number established in the particular resolution.

     3.04 ELECTION OF DIRECTORS BY SHAREHOLDERS.

     (a) Qualified Candidates (as defined below in this Section 3.04) for election as directors at any meeting of the shareholders of the Corporation shall be elected by plurality vote. (Under plurality voting, if five positions on the Board of Directors were up for election at any particular shareholders' meeting, then the five Qualified Candidates who receive more votes than any other Qualified Candidates shall be deemed elected at that meeting. It shall not, therefore, be necessary for election to the Board of Directors that a candidate receive a majority of the votes comprising the quorum for the meeting so long as the individual receives a number of votes sufficient for election under the terms hereof.)


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     (b) Only Qualified Candidates may be elected to the Board of Directors at any particular shareholders' meeting. Votes cast in favor of an individual who is not a Qualified Candidate shall not be effective to elect that individual to the Board of Directors regardless of whether (i) that individual receives a greater number of votes than Qualified Candidates who are elected to the Board of Directors under the preceding provisions of this Section 3.04 or (ii) no other individual receives any votes at that meeting.

     (c) An individual shall be deemed a "QUALIFIED CANDIDATE" for election to the Board of Directors at any particular shareholders' meeting if that individual (i) shall have been nominated for election by the affirmative vote of an Independent Board Majority or shall have been nominated for election in a manner which satisfies all of the requirements specified in Section 3.04(e) hereof, and (ii) is not disqualified under the provisions of Section 3.04(d) hereof.

     (d) The term "NON-INDEPENDENT CANDIDATE," as used with respect to any particular election of directors, means an individual who satisfies the conditions of clause (i) of Section 3.04(c) hereof but who does not qualify as an "Independent Director" as defined in Section 4.B.1 of Article III of the Articles of Incorporation. In the event that, in any particular election of directors, some but not all of the Non-Independent Candidates for director at such election may be eligible for election to the Board of Directors pursuant to
Section 4.A of Article III of the Articles of Incorporation, then the Non-Independent Candidates shall be treated as Qualified Candidates until all positions available for Non-Independent Candidates at such election pursuant to
Section 4.A of Article III of the Articles of Incorporation shall have been elected in the manner set forth in this Section 3.04. The remaining Non-Independent Candidates shall, in accordance with Section 3.04(b), be deemed to not be Qualified Candidates.

     (e) An individual who is not nominated for election by the affirmative vote of an Independent Board Majority, and who would otherwise qualify as a Qualified Candidate as provided in Sections 3.04(c) and 3.04(d) hereof, shall be a Qualified Candidate if all of the following requirements are satisfied:

          (1) The nomination must be made for an election to be held at an annual meeting of shareholders or a special meeting of shareholders in which the Board of Directors has determined that candidates will be elected by the issued and outstanding shares of the Corporation's common stock to one or more positions on the Board of Directors;

          (2) The individual must be nominated by a shareholder who shall be the record owner on the record date for such meeting and at that meeting of shares entitled to be voted at that meeting for the election of directors (a "NOMINATING SHAREHOLDER");

          (3) The Nominating Shareholder must deliver a timely written nomination notice to the office of the Corporation's Corporate Secretary at the

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     Corporation's principal place of business which provides the information required by this Section 3.04(e);

          (4) To be timely for an annual meeting, a Nominating Shareholder's notice must be actually delivered to the Corporate Secretary at the Corporation's principal place of business not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year's annual meeting; PROVIDED, HOWEVER, that: (i) if the date of the annual meeting is more than 30 days before or more than 30 days after such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation, and (ii) if the number of directors to be elected to the Board of Directors is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least 70 days prior to the first anniversary of the preceding year's annual meeting, a Nominating Shareholder's nominating notice required by this Section 3.04(e) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if (x) the Nominating Shareholder shall have nominated candidates in accordance with the requirements in this Section 3.04(e) for all Board of Directors positions not covered by such increase, and (y) the nomination notice for candidates to fill the expanded positions shall be actually delivered to the Corporate Secretary at the Corporation's principal place of business not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation;

          (5) If the election is to be held at a special shareholders' meeting, a Nominating Shareholder's nominating notice required by this Section 3.04(e) shall be considered timely for such meeting if it shall be actually delivered to the Corporate Secretary at the Corporation's principal place of business not later than the close of business on the 10th day following the day on which the Corporation shall first publicly announce the date of the special meeting and that a vote by shareholders shall be taken at such meeting to elect one or more directors;

          (6) In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a Nominating Shareholder's notice as described above. "PUBLIC ANNOUNCEMENT" means, for these purposes, disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act;

          (7) Such Nominating Shareholder's nomination notice shall: (i) set forth as to each person whom the Nominating Shareholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act; (ii) be accompanied by each nominee's written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (iii) set forth the name and address of the shareholder giving the notice and the beneficial owner of the shares owned of record by the beneficial owner, and the telephone number at which the Corporation will be able to contact the shareholder, the beneficial owner and each nominee during usual business hours during the period through the meeting at which the nomination is to take place; and (iv) set forth the class and number of shares of the Corporation which are owned beneficially and of record by such Nominating Shareholder and such beneficial owner;

          (8) The Nominating Shareholder, the beneficial owner and each nominee shall provide such other information as any officer of the Corporation shall reasonably deem relevant within such time limits as any officer of the Corporation shall reasonably impose for such information.

     3.05. REGULAR MEETINGS. A regular meeting of the Board of Directors shall be held without other notice than this bylaw immediately after the annual meeting of shareholders and each adjourned session thereof. The place of such regular meeting shall be the same as the place of the meeting of shareholders which precedes it, or such other suitable place as may be announced at such meeting of shareholders. The Board of Directors shall provide, by resolution, the date, time and place, either within or without the State of Wisconsin, for the holding of additional regular meetings of the Board of Directors without other notice than such resolution.

     3.06. SPECIAL MEETINGS. Special Meetings of the Board of Directors shall be held whenever called by the Chairman of the Board or the Secretary upon written request of any three Directors. The Secretary shall give sufficient notice of such meeting, to be not less than 48 hours, in person or by mail, telephone, telegraph, teletype, facsimile or other form of wire or wireless communication as to enable the Directors so notified to attend such meeting. The Chairman of the Board or Secretary who calls the meeting may fix any place, within or without the State of Wisconsin, as the place for holding any Special Meeting of the Board of Directors.

     3.07. NOTICE; WAIVER. Notice of each special meeting of the Board of Directors shall be given by written notice delivered or communicated in person, by telegraph, teletype, facsimile or other form of wire or wireless communication, or by mail or private carrier, to each director at his business address or at such other address as such director shall have designated in writing filed with the Secretary, in each case not less than forty-eight hours prior to the meeting.

The notice need not prescribe the purpose of the special meeting of the Board of Directors or the business to be transacted at such meeting. If mailed, such notice shall be deemed to be effective when deposited in the United States mail so addressed, with postage thereon prepaid. If notice is given by telegram, such notice shall be deemed to be effective when the telegram is delivered to the telegraph company. If notice is given by private carrier, such notice shall be deemed to be effective when delivered to the private carrier. If notice is given by facsimile, such notice shall be deemed to be effective when so given. Whenever any notice whatever is required to be given to any director of the Corporation under the Articles of Incorporation or these Bylaws or any provision of the Wisconsin Business Corporation Law, a waiver thereof in writing, signed at any time, whether before or after the date and time of meeting, by the director entitled to such notice shall be deemed equivalent to the giving of such notice. The Corporation shall retain any such waiver as part of the permanent corporate records. A director's attendance at or participation in a meeting waives any required notice to him or her of the meeting unless the director at the beginning of the meeting or promptly upon his or her arrival objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

     3.08. QUORUM. Except as otherwise provided by the Wisconsin Business Corporation Law or by the Articles of Incorporation or these Bylaws, a majority of the number of directors specified in Section 3.01 of these Bylaws shall constitute a quorum for the transaction of business at any meeting of the Board of Directors. Except as otherwise provided by the Wisconsin Business Corporation Law or by the Articles of Incorporation or by these Bylaws, a quorum of any committee of the Board of Directors created pursuant to Section 3.14 hereof shall consist of a majority of the number of directors appointed to serve on the committee. A majority of the directors present (though less than such quorum) may adjourn any meeting of the Board of Directors or any committee thereof, as the case may be, from time to time without further notice.

     3.09. MANNER OF ACTING. The affirmative vote of a majority of the directors present at a meeting of the Board of Directors or a committee thereof at which a quorum is present shall be the act of the Board of Directors or such committee, as the case may be, unless the Wisconsin Business Corporation Law, the Articles of Incorporation or these Bylaws require the vote of a greater number of directors.

     3.10. CONDUCT OF MEETINGS. The Chairman of the Board, or in the Chairman's absence, the President, and in his or her absence, a Vice President as is designated by the Board of Directors, shall call meetings of the Board of Directors to order and shall act as chairman of the meeting. The Secretary of the Corporation shall act as secretary of all meetings of the Board of Directors but in the absence of the Secretary, the presiding officer may appoint any other person present to act as secretary of the meeting. Minutes of any regular or special meeting of the Board of Directors shall be prepared and distributed to each director.

     3.11. VACANCIES. Neither the provisions of Section 3.04 nor any other provision set forth herein shall diminish the right granted to the Board of Directors to elect individuals to fill any vacancy which shall occur for any reason as provided in the Articles of Incorporation; provided, however, any vacancy shall be filled in accordance with the provisions of
Article III, Section 4 in the Articles of Incorporation.

     3.12. COMPENSATION. The Board of Directors, irrespective of any personal interest of any of its members, may establish reasonable compensation of all directors for services to the Corporation as directors, officers or otherwise, or may delegate such authority to an appropriate committee. The Board of Directors also shall have authority to provide for or delegate authority to an appropriate committee to provide for reasonable pensions, disability or death benefits, and other benefits or payments, to directors, officers and employees and to their estates, families, dependents or beneficiaries on account of prior services rendered by such directors, officers and employees to the Corporation.

     3.13. PRESUMPTION OF ASSENT. A director who is present and is announced as present at a meeting of the Board of Directors or any committee thereof created in accordance with Section 3.14 hereof, when corporate action is taken, assents to the action taken unless any of the following occurs: (a) the director objects at the beginning of the meeting or promptly upon his or her arrival to holding the meeting or transacting business at the meeting; (b) the director's dissent or abstention from the action taken is entered in the minutes of the meeting; or
(c) the director delivers written notice that complies with the Wisconsin Business Corporation Law of his or her dissent or abstention to the presiding officer of the meeting before its adjournment or to the Corporation immediately after adjournment of the meeting. Such right of dissent or abstention shall not apply to a director who votes in favor of the action taken.

     3.14. COMMITTEES.

     (a)   REGULAR COMMITTEES

           1. GENERAL DESCRIPTION. In order to facilitate the work of the Board of Directors, the following regular committees shall be elected from the membership of the Board of Directors at the regular meeting of the Board of Directors held each year (or at such other time as the Board of Directors may determine):

                                 Executive Committee
                                 Finance Committee
                                 Management Review Committee
                                 Audit Committee
                                 Nominating Committee

     Each regular committee shall have three to six members; provided, however, the Nominating Committee shall be comprised of three members, one of which shall satisfy the definition of being an "independent public shareholder representative." For purposes of these Bylaws, each of Messrs. Richard Abdoo, Barry Allen and Dr. William Rupp shall be deemed to satisfy the definition of being an "independent public shareholder representative." The provisions setting forth the composition of the Nominating Committee in this paragraph shall sunset at such time as Wisconsin United for Health Foundation, Inc. no longer beneficially owns 20% or more of the issued and outstanding capital stock of the corporation. Except as specifically set forth above, for purposes of these Bylaws including the selection of nominees under Section 3.14(a)6.(iv), the term "independent public shareholder representative" means:

     Any person who the Nominating Committee determines, in its discretion, is qualified to represent the interests of the public shareholders of the corporation, who has been approved by the "independent public shareholder representative" on the Nominating Committee, and who is not any of the following:

     (i) A current or a former officer, director, or employee of Blue Cross & Blue Shield United of Wisconsin or any of its affiliates.

     (ii) A current or former significant vendor of Blue Cross & Blue Shield United of Wisconsin or any of its affiliates, as determined in the discretion of the Nominating Committee.

     (iii) A current or former officer, director, or employee of a significant vendor of Blue Cross & Blue Shield United of Wisconsin or any of its affiliates, unless, as determined in the discretion of the Nominating Committee, the status does not present a material conflict of interest.

     (iv) Currently and materially affiliated with an officer, director or employee of Blue Cross & Blue Shield United of Wisconsin, any of its affiliates, or any significant vendor for any one of them, as determined in the discretion of the Nominating Committee.

     (v) Formerly and materially affiliated with an officer, director or employee of Blue Cross & Blue Shield United of Wisconsin, any of its affiliates, or any significant vendor for any one of them, unless, as determined in the discretion of the Nominating Committee, the former status does not present a material conflict of interest.

     For the purpose of this paragraph 3.14(a)1., "affiliate" means: an affiliate as defined in s. 600.03 (1), Wis. Stats.

     No member of the Management Review Committee, the Audit Committee or the Nominating Committee may be an employee of the Corporation. The Chairman of the Board, and in the Chairman's absence the President, and in their absence, such Vice President as is designated by the Board of Directors, shall submit nominations for such regular committee memberships. Regular committee members shall hold office until the next Board of Directors meeting at which the regular committee elections are conducted in accordance with these Bylaws, and until their successors are elected and qualified. Each regular committee of the Board of Directors may exercise the authority of the full Board of Directors when the Board of Directors is not in session and solely with regard to and within the scope of the duties and powers delegated to it in these Bylaws, except that no committee of the Board shall do any of the following:

               (i)    Authorize distributions;

               (ii) Approve or propose to shareholders action that the Wisconsin Business Corporation Law requires be approved by shareholders;

               (iii) Fill vacancies on the Board of Directors or, except as provided herein, on any of its committees;

               (iv)   Amend the Articles of Incorporation;

               (v)    Adopt, amend or repeal these Bylaws;

               (vi) Approve a plan of merger not requiring shareholder approval;

               (vii) Authorize or approve reacquisition of shares, except according to a formula or method prescribed by the Board of Directors; or

               (viii) Authorize or approve the issuance or sale or contract for sale of shares or determine the designation and relative rights, preferences and limitations of a class or series of shares, except that the Board of Directors may authorize a committee or a senior executive officer to do so within limits prescribed by the Board of Directors.

          2.   THE EXECUTIVE COMMITTEE. The Executive Committee shall:

               (i) Approve long range corporate and strategic plans, including plans for any major borrowing or capital raising programs;

               (ii) Advise and consult with management on corporate policies regarding reserving, reinsurance and other liabilities;

               (iii) Approve the annual operating plan;

               (iv) Approve major changes in policy affecting new services and programs; and

               (v) Carry out such special assignments as the Board of Directors may, from time to time, give to the Executive Committee.

          3.   THE FINANCE COMMITTEE. The Finance Committee shall:

               (i)    Approve investment policies and plans;

               (ii) Authorize and approve the investment of funds of the Corporation;

               (iii) Consult with management regarding real estate, accounts receivable and other assets;

               (iv) Determine the amount and types of all insurance that should be carried by the Corporation and authorize the purchase thereof;

               (v) Advise and consult with the management in the selection of the carriers of such insurance;

               (vi) Advise and consult with management on corporate tax policy; and

               (vii) Carry out such special assignments as the Board of Directors may, from time to time, give to the Finance Committee.

          4. THE MANAGEMENT REVIEW COMMITTEE. The Management Review Committee shall:

               (i) Evaluate senior management (corporate officers) performance against objectives;

               (ii) Approve senior management development programs;

               (iii) Approve the Corporation's compensation policy, including making recommendations and decisions on any bonuses or incentive plans, and establish the annual compensation for the Chairman of the Board;

               (iv) Make recommendation to the Board for types, methods and levels of Directors' compensation;

               (v) Administer the compensation plans for the Officers, Directors and key employees; and

               (vi) Carry out such special assignments as the Board of Directors may, from time to time, give to the Management Review Committee.

          5.   THE AUDIT COMMITTEE. The Audit Committee shall:

               (i) Select and engage independent certified public accountants to audit the books, records and financial transactions of the Corporation;

               (ii) Review with the independent accountants the scope of their examination, with particular emphasis on the areas to which either the Audit Committee or the independent accountants believe special attention should be directed. The Audit Committee may have the independent accountants perform such additional procedures as the Audit Committee or the auditors deem necessary;

               (iii) Review and approve an annual plan for the financial audit (internal audit) department;

               (iv) Review with the independent accountants the financial statements and auditors' reports thereon;

               (v) Review the management letter of the independent accountants and audit reports by the Corporation's internal auditors to assure that appropriate action has been taken by senior management as to each item recommended;

               (vi) Encourage the independent accountants and the internal auditors to communicate directly with the Chairman of the Board and the President or, if necessary, the Chairman of the Audit Committee whenever any significant recommendation has not been satisfactorily resolved at the senior management level;

               (vii) Review conflict of interest statements to assure the Board of Directors that any conflict of interest has been duly reported to and reviewed by the Audit Committee;

               (viii) Review and approve all related party transactions; and

               (ix) Carry out such special assignments as the Board of Directors may, from time to time, give to the Audit Committee.

               6.   THE NOMINATING COMMITTEE. The Nominating Committee shall:

                    (i) Recommend to the Board prior to the annual shareholders' meeting each year's nominees for election to the Board, subject to the terms of subparagraph (iv) below;

                    ii) Recommend to the Board prior to the annual Board meeting nominees for election as corporate officers and Chairman of the Board (Chief Executive Officer);

                    (iii) Carry out such special assignments as the Board of
               Directors may, from time to time, give to the Nominating Committee; and

                    (iv) In the event that, in any particular election of
               directors, Non-Independent Candidates (as defined in Section 3.04(d) of these Bylaws) would be eligible for election to the Board of Directors pursuant to Section 4.A of Article III of the Articles of Incorporation, then the Nominating Committee shall recommend to the Board, prior to the annual shareholders' meeting for inclusion on the proxy for such election, nominees for such positions who are "independent public shareholder representatives" as defined under Section 3.14(a)1. The Board of Directors shall include on the proxy for such election for such a position only a nominee recommended by the Nominating Committee as meeting the definition of "independent public shareholder representative." The provisions of this subsection 6.(iv) shall sunset at such time as Wisconsin United for Health Foundation, Inc. no longer beneficially owns 20% or more of the issued and outstanding capital stock of the corporation.

          (b) SPECIAL COMMITTEES. In addition to the regular committees, the Board of Directors may, from time to time, establish special committees and specify the composition, functions and authority of any special committee.

          (c) VACANCIES; TEMPORARY ASSIGNMENTS. When, for any cause, a vacancy occurs in a regular committee, the remaining committee members, by majority vote, may fill such vacancy by a temporary appointment of a Director not on the subject committee to fill the vacancy until the next meeting of the Board of Directors, at which time the Board of Directors may fill the vacancy.

          (d) COMMITTEE MINUTES AND REPORTS. All of the foregoing committees shall keep minutes and records of all of their meetings and activities and shall report the same to the Board of Directors at its next regular meeting. Such minutes and records shall be available for inspection by the Board of Directors at all times.

     3.15. TELEPHONIC MEETINGS. To the extent provided herein and notwithstanding any place set forth in the notice of the meeting or these Bylaws, members of the Board of Directors (and any committees thereof created pursuant to Section 3.14 hereof) may participate in regular or special meetings by, or through the use of, any means of communication by which all participants may simultaneously hear each other, such as by conference telephone. If a meeting is conducted by such means, then at the commencement of such meeting the presiding officer shall inform the participating directors that a meeting is taking place at which official business may be transacted. Any participant in a meeting by such means shall be deemed present in person at such meeting.

     3.16. ACTION WITHOUT MEETING. Any action required or permitted by the Wisconsin Business Corporation Law to be taken at a meeting of the Board of Directors or a committee thereof created pursuant to Section 3.14 hereof may be taken without a meeting if the action is taken by all members of the Board or of the committee. The action shall be evidenced by one or more written consents describing the action taken, signed by each director or committee member and retained by the Corporation. Such action shall be effective when the last director or committee member signs the consent, unless the consent specifies a different effective date.


                              ARTICLE IV. OFFICERS

     4.01. NUMBER. The principal officers of the Corporation shall be a Chairman of the Board (Chief Executive Officer), a President, one or more Vice Presidents, a Secretary, and a Treasurer. The Board of Directors shall elect the principal officers annually at the regular meeting. All officers shall hold office for a period of one year and until their successors are duly elected and qualified, or until their prior death, resignation or removal. Each officer has the authority and shall perform the duties set forth in these Bylaws or, to the extent not inconsistent with these Bylaws, the duties prescribed by the Board of Directors or by the direction of an officer authorized by the Bylaws or by the Board of Directors to prescribe the duties of other officers.

     4.02. REMOVAL. Any officer or agent may be removed by the Board of Directors with or without cause whenever, in its judgment, the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment shall not of itself create contract rights.

     4.03. VACANCIES. A vacancy in any principal office because of death, resignation, removal, or otherwise, shall be filled by the Board of Directors for the unexpired portion of the term. The Board of Directors may, from time to time, omit to elect one or more officers, or may omit to fill a vacancy, and in such case, the designated duties of such officer, unless otherwise provided in these Bylaws, shall be discharged by the Chairman of the Board or such other officer as he or she may designate.

     4.04 CHAIRMAN OF THE BOARD. The Chairman of the Board, who shall also be the Chief Executive Officer, shall preside at all meetings of the shareholders and of the Board of Directors.

     4.05. PRESIDENT. The President shall have general supervision of the business and affairs of the Corporation. The President may sign and execute all authorized bonds, notes, checks, contracts, deeds, mortgages, instruments of assignment or pledge or other obligations of the Corporation in the name of the Corporation.

     4.06. THE VICE PRESIDENTS. Should the Chairman of the Board or the President be absent or unable to act, the Board of Directors shall designate one or more Vice Presidents or other officer(s) to discharge the duties of the vacant office with the same power and authority as is vested in that office. The Vice Presidents shall perform such other duties as from time to time may be assigned to them by the President or the Board of Directors.

     4.07. THE SECRETARY. The Secretary shall keep a record of the minutes of the meetings of the shareholders and of the Board of Directors. He or she shall countersign all instruments and documents executed by the Corporation, affix to instruments and documents the seal of the Corporation when necessary or required, keep in books therefor the transactions of the Corporation, see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law and perform such other duties as usually are incident to such office or may be assigned by the Chairman of the Board, the President or the Board of Directors.

     4.08. THE TREASURER. The Treasurer, subject to the control of the Board of Directors, shall collect, receive, and safely keep all monies, funds and securities of the Corporation and attend to all pecuniary affairs. He or she shall keep full and complete accounts and records of all its transactions, of sums owing to or by the Corporation and all rents and profits in its behalf.

     4.09. ASSISTANTS AND ACTING OFFICERS. The Chairman of the Board, the President and the Board of Directors shall have the power to appoint any person to act as assistant to any officer, or as agent for the Corporation in the officer's stead, or to perform the duties of such officer whenever for any reason it is impracticable for the officer to act personally, and the assistant or acting officer or other agent so appointed by the Chairman of the Board, the President and the Board of Directors shall have the power to perform all the duties of the office to which he or she is so appointed to be an assistant, or as to which he or she is so appointed to act, except as such power otherwise may be defined or restricted by the Chairman of the Board, the President or the Board of Directors.

     4.10. SALARIES. The salaries of the principal officers shall be fixed from time to time by the Board of Directors or by a duly authorized committee thereof and no officer shall be prevented from receiving such salary by reason of the fact that he or she is also a Director of the Corporation.

                       ARTICLE V. FUNDS OF THE CORPORATION

     5.01. FUNDS. All funds of the Corporation shall be deposited or invested as may be authorized from time to time by the Board of Directors or appropriate committee under authorization of the Board of Directors.

     5.02. NAME. All investments and deposits of funds of the Corporation shall be made and held in its corporate name, except that securities kept under a custodial agreement or trust arrangement with a bank or banking and trust company may be issued in the name of a nominee of such bank or banking and trust company and except that securities may be acquired and held in bearer form.

     5.03. LOANS. All loans contracted on behalf of the Corporation and all evidences of indebtedness that are issued in the name of the Corporation shall be under the authority of a resolution of the Board of Directors. Such authorization may be general or specific.

     5.04. DISBURSEMENTS. All monies of the Corporation shall be disbursed by check, draft or written order only, and all checks and orders for the payment of money shall be signed by such Officer or Officers as may be designated by the Board of Directors. The Officers and employees of the Corporation handling funds and securities of the Corporation shall give surety bonds in such sums as the Board of Directors or appropriate committee may require.

     5.05. PROHIBITED TRANSACTIONS. No Director or Officer of the Corporation shall borrow money from the Corporation or receive any compensation for selling, aiding in the sale, negotiating for the sale of any property belonging to the Corporation or for negotiating any loan for or by the Corporation.

     5.06. VOTING OF SECURITIES OWNED BY THE CORPORATION. Subject always to the directions of the Board of Directors:

     (a) Any shares or other securities issued by any other corporation and owned or controlled by the Corporation may be voted at any meeting of security holders of such other corporation by the Chairman of the Board, the President or, in their absence, any Vice President of the Corporation who may be present and designated by the Board of Directors; and

     (b) Whenever, in the judgment of the Chairman of the Board, the President or, in their absence, a designated Vice President, it is desirable for the Corporation to execute a proxy or written consent in respect to any shares or other securities issued by any other corporation and owned by the Corporation, such proxy or consent shall be executed in the name of the Corporation by the Chairman of the Board, the President or a designated Vice President of the Corporation in the order as provided in Section 4.06 hereof, without necessity of any authorization by the Board of Directors, affixation of corporate seal or countersignature or attestation by another Officer. Any person or persons designated in the manner above stated as the proxy or proxies of the Corporation shall have full right, power and authority to vote the shares or other securities issued by such other corporation and owned by the Corporation the same as such shares or other securities might be voted by the Corporation.


             ARTICLE VI. CERTIFICATES FOR SHARES; TRANSFER OF SHARES

     6.01. CERTIFICATES FOR SHARES. Certificates representing shares of the Corporation shall be in such form, consistent with law, as shall be determined by the Board of Directors. Such Certificates shall be signed by the Chairman of the Board, the President or a Vice President and the Secretary or by another Officer designated by the Chairman of the Board, the President or the Board of Directors. All Certificates shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation. All Certificates surrendered to the Corporation for transfer shall be canceled and no new Certificate shall be issued until the former Certificate for a like number of shares shall have been surrendered and canceled, except as provided in Section
6.06 hereof.

     6.02. FACSIMILE SIGNATURES AND SEAL. The seal of the Corporation, if any, on any Certificates may be a facsimile. The signature of the Chairman of the Board, the President or other authorized Officer upon a Certificate may be a facsimile if the Certificate is manually signed on behalf of a transfer agent or a registrar, other than the Corporation itself or an employee of the Corporation.

     6.03. SIGNATURE BY FORMER OFFICERS. If any Officer who has signed or whose facsimile signature has been placed upon any Certificate shall have ceased to be an Officer before such Certificate is issued, it may be issued by the Corporation with the same effect as if he or she were an Officer at the date of its issue.

     6.04. TRANSFER OF SHARES. Prior to due presentment of a certificate for shares for registration of transfer the Corporation may treat the registered owner of such shares as the person exclusively entitled to vote, to receive notifications and otherwise to have and exercise all the rights and power of an owner. Where a certificate for shares is presented to the Corporation with a request to register for transfer, the Corporation shall not be liable to the owner or any other person suffering loss as a result of such registration of transfer if (a) there were on or with the certificate the necessary endorsements, and (b) the Corporation had no duty to inquire into adverse claims or has discharged any such duty. The Corporation may require reasonable assurance that such endorsements are genuine and effective and compliance with such other regulations as may be prescribed by or under the authority of the Board of Directors.

     6.05. RESTRICTIONS ON TRANSFER. The face or reverse side of each certificate representing shares shall bear a conspicuous notation of any restriction imposed by the Corporation upon the transfer of such shares.

     6.06. LOST, DESTROYED OR STOLEN CERTIFICATES. Where the owner claims that certificates for shares have been lost, destroyed or wrongfully taken, a new certificate shall be issued in place thereof if the owner (a) so requests before the Corporation has notice that such shares have been acquired by a bona fide purchaser, (b) files with the Corporation a sufficient indemnity bond if required by the Board of Directors or any principal officer, and (c) satisfies such other reasonable requirements as may be prescribed by or under the authority of the Board of Directors.

     6.07. CONSIDERATION FOR SHARES. The shares of the Corporation may be issued for such consideration as shall be fixed from time to time by the Board of Directors, provided that any shares having a par value shall not be issued for a consideration less than the par value thereof. The consideration to be received for shares may consist of any tangible or intangible property or benefit to the Corporation, including cash, promissory notes, services performed, contracts for services to be performed, or other securities of the Corporation. When the Corporation receives the consideration for which the Board of Directors authorized the issuance of shares, the shares issued for that consideration are fully paid and nonassessable, except as provided by Section 180.0622(2)(b) of the Wisconsin Business Corporation Law, or any successor statute, which may require further assessment for unpaid wages to employees under certain circumstances. The Corporation may place in escrow shares issued for a contract for future services or benefits or a promissory note, or make other arrangements to restrict the transfer of the shares, and may credit distributions in respect of the shares against their purchase price, until the services are performed, the benefits are received or the note is paid. If the services are not performed, the benefits are not received or the note is not paid, the Corporation may cancel, in whole or in part, the shares escrowed or restricted and the distributions credited.

     6.08. UNCERTIFICATED SHARES. In accordance with Section 180.0626 of the Wisconsin Business Corporation Law, or any successor statute, the Board of Directors may issue any shares of any of its classes or series without Certificates. The authorization does not affect shares already represented by Certificates unless the Certificates are surrendered to the Corporation. Within a reasonable time after the issuance or transfer of shares without Certificates, the Corporation shall send the Shareholder a written statement of the information required on share certificates by Sections 180.0625 and 180.0627, or any successor statutes, if applicable, of the Wisconsin Business Corporation Law, and by these Bylaws. The Corporation shall maintain at its offices or at the office of its transfer agent, an original or duplicate stock transfer book containing the names and addresses of all shareholders and the number of shares held by each shareholder. If the shares are uncertificated, the Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Wisconsin.

     6.09. STOCK REGULATIONS. The Board of Directors shall have the power and authority to make all such further rules and regulations not inconsistent with law as it may deem expedient concerning the issue, transfer and registration of shares of the Corporation.


                            ARTICLE VII. FISCAL YEAR

     7.01. FISCAL YEAR. The fiscal year of the Corporation shall be set by the Board of Directors.


                               ARTICLE VIII. SEAL

     8.01. The Board of Directors may provide a corporate seal which may be circular in form and may have inscribed thereon the name of the Corporation and the state of incorporation and the words "Corporate Seal."


                    ARTICLE IX. INDEMNIFICATION AND LIABILITY
                            OF OFFICERS AND DIRECTORS

     9.01. INDEMNIFICATION.

     (a) Any person, or such person's estate or personal representative, made or threatened with being made a party to any action, suit, arbitration, or proceeding (civil, criminal, administrative, or investigative, whether formal or informal), which involves foreign, federal, state or local law, by reason of the fact that such person is or was a Director or Officer of the Corporation or of any corporation or other enterprise for which he or she served at the Corporation's request as a director, officer, partner, trustee, member of any decision-making committee, employee, or agent, shall be indemnified by the Corporation for all reasonable expenses incurred in the proceeding to the extent he or she has been successful on the merits or otherwise.

     (b) In cases where a person described in Paragraph (a) of this Section is not successful on the merits or otherwise, the Corporation shall indemnify such person against liability and reasonable expenses incurred by him or her in any such proceeding, unless liability was incurred because the person breached or failed to perform a duty he or she owed to the Corporation and the breach or failure to perform constituted any of the following:

           (1) A willful failure to deal fairly with the Corporation or its shareholders in connection with a matter in which the Director or Officer had a material conflict of interest;


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          (2)   A violation of criminal law, unless the Director or Officer had reasonable cause to believe his or her conduct was lawful or no reasonable cause to believe his or her conduct was unlawful;

          (3) A transaction from which the Director or Officer derived an improper personal profit; or

          (4)   Willful misconduct.

     (c) The determination whether indemnification shall be required under Paragraph (b) of this Section shall be made according to one of the following methods selected by the Director or Officer:

          (1) By a majority vote of a quorum of the Board of Directors consisting of Directors who are not at the time parties to the same or related proceedings. If a quorum of such disinterested Directors cannot be obtained, by majority vote of a committee duly appointed by the Board of Directors and consisting solely of two or more Directors who are not at the time parties to the same or related proceedings. Directors who are parties to the same or related proceedings may participate in the designation of members of the committee;

          (2) By independent legal counsel selected by a quorum of the Board of Directors or its committee in the manner prescribed in paragraph (1) of this Section or, if unable to obtain such a quorum or committee, by a majority vote of the Board of Directors, including Directors who are parties to the same or related proceedings; or

          (3) By the court conducting the proceedings or another court of competent jurisdiction, either on application by the Director or Officer for an initial determination or on application for review of an adverse determination under Clause (1) or (2) of this paragraph (c).

     (d) The termination of a proceeding by judgment, order, settlement or conviction, or upon a plea of no contest or an equivalent plea, does not, by itself, create a presumption that indemnification of the Director or Officer is not required.

     (e) A Director or Officer who seeks indemnification under this Section shall make a written request to the Corporation.

     (f) Upon written request by a Director or Officer who is a party to a proceeding described in Paragraph (a) of this Section, the Corporation may pay or reimburse his or her reasonable expenses as incurred if the Director or Officer provides the Corporation with all of the following:


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               (1)  A written affirmation of his or her good faith belief that he or she has not breached or failed to perform his or her duties to the Corporation; and

               (2) A written undertaking, executed personally or on his or her behalf, to repay the allowance and reasonable interest thereon, to the extent that it is ultimately determined under Clause (1) or (2) of Paragraph (c) of this Section, that indemnification is not required or to the extent that indemnification is not ordered by a court under Clause (3) of Paragraph (c) of this Section. The undertaking under this Clause (2) shall be an unlimited general obligation of the Director or Officer, may be accepted without reference to his or her ability to repay the allowance and may be secured or unsecured.

          (g) Paragraphs (a) through (f) of this Section shall also apply where a person or such person's estate or personal representative is made or threatened with being made a party to any proceeding described in Paragraph
     (a) of this Section by reason of the fact that such person is or was an employee of the Corporation, except that in addition to the categories of conduct set forth in Paragraph (b) of this Section in relation to which the Corporation has no duty to indemnify, the Corporation also shall have no duty to indemnify the employee against liability and reasonable expenses incurred by him or her in any such proceeding if liability was incurred because the person breached or failed to perform a duty he or she owed to the Corporation and the breach or failure to perform constituted material negligence or material misconduct in performance of the employee's duties to the Corporation.

          (h) Unless a Director or Officer of the Corporation has knowledge that makes reliance unwarranted, a Director or Officer, in discharging his or her duties to the Corporation, may rely on information, opinions, reports or statements, any of which may be written or oral, formal or informal, including financial statements and other financial data, if prepared or presented by any of the following:

               (1) An Officer or employee of the Corporation whom the Director or Officer believes in good faith to be reliable and competent in the matters presented;

               (2) Legal counsel, public accountants or other persons as to matters the Director or Officer believes in good faith are within the person's professional or expert competence; or

               (3) In the case of reliance by a Director, a committee of the Board of Directors of which the Director is not a member if the Director believes in good faith that the committee merits confidence.

     This Paragraph (h) does not apply to the liability of a Director for improper declaration of dividends, distribution of assets, corporate purchase of its own shares, distribution of assets to Shareholders during liquidation, corporate loans made to an Officer or Director under Wisconsin Business Corporation Law Section 180.0832(1) or the reliance of a Director on


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financial information represented as correct by Officers or independent or certified public accountants under Wisconsin Business Corporation Law Section 180.0826.

     (i) In discharging his or her duties to the Corporation and in determining what he or she believes to be in the best interest of the Corporation, a Director or Officer may, in addition to considering the effects of any action on Shareholders, consider the following:

     (1) The effects of the action on employees, suppliers and customers of the Corporation;

     (2) The effects of the action on communities in which the Corporation operates; or

     (3) Any other factor the Director or Officer considers pertinent.

     9.02. LIMITED LIABILITY OF DIRECTORS AND OFFICERS TO THE CORPORATION AND SHAREHOLDERS.

     (a) Except as provided in Paragraph (b) of this Section, a Director or Officer is not liable to the Corporation, its shareholders or any person asserting rights on behalf of the Corporation or shareholders, for damages, settlements, fees, fines, penalties or other monetary liabilities arising from a breach of, or failure to perform, any duty resulting solely from his or her status as a Director, unless the person asserting liability proves that the breach or failure to perform constitutes any of the following:

     (1) A willful failure to deal fairly with the Corporation or Shareholders in connection with a matter in which the Director or Officer had a material conflict of interest;

     (2) A violation of criminal law, unless the Director or Officer had reasonable cause to believe his or her conduct was lawful or no reasonable cause to believe his or her conduct was unlawful;

     (3) A transaction from which the Director or Officer derived an improper personal profit; or

     (4) Willful misconduct.

     (b) This Section does not apply to the liability of a Director or Officer for improper declaration of dividends, distribution of assets, corporate purchase of its own shares, or distribution of assets to shareholders during liquidation, or for corporate loans made to an Officer or Director under Wisconsin Business Corporation Law Section 180.0832(1).



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                              ARTICLE X. AMENDMENTS

     10.01. AMENDMENTS OF BYLAWS.

     (a) The Board of Directors shall have the power to amend these Bylaws by the vote of a majority of the directors present at a meeting at which a quorum is then present except that any amendment to Sections 2.02, 2.08(b), 2.12, 2.14, 3.02, 3.04, 10.01, 10.02 or Article IX of these Bylaws shall require the approval of an Independent Board Majority.

     (b) The holders of the Corporation's capital stock shall not have the power to amend or replace these Bylaws in whole or in part unless such amendment or replacement shall be approved by the holders of at least seventy-five percent (75%) of the issued and outstanding shares of Common Stock of the Corporation.

     (c) Notwithstanding anything contained in this Article X to the contrary, for so long as the Foundation Beneficially Owns twenty percent (20%) or more of the issued and outstanding shares of Capital Stock as contemplated under the provisions of the Articles of Incorporation, any amendment to these Bylaws shall be subject to the prior review and approval of the Office of the Commissioner of Insurance before such amendment shall be given full force and effect.

     10.02. INCONSISTENT PROVISIONS. The Board of Directors shall have the authority to interpret these Bylaws and to resolve any question or issue which may arise under these Bylaws. Whenever possible, each provision of these Bylaws shall be interpreted in such manner as to be valid and enforceable under applicable law and the provision of the Articles of Incorporation, but if any provision of these Bylaws shall be held to be prohibited by or unenforceable under or to be in irreconcilable conflict with applicable law or the Articles of Incorporation, (i) such provision shall be applied to accomplish the objectives of the provision as originally written to the fullest extent permitted by law, and (ii) all other provisions of these Bylaws shall remain in full force and effect.


                             ARTICLE XI. DEFINITIONS

     11.01. DEFINITIONS. Those capitalized terms which remain undefined herein shall be accorded the definition for such terms in the Articles of Incorporation.


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